Global Axcess
 Corp
(Company Letterhead)


                                                           FOR IMMEDIATE RELEASE

            GLOBAL AXCESS REPORTS RECORD RESULTS FOR FISCAL YEAR 2003

                       Company Nearly Triples Net Income;
                Notes Expectations For Accelerated Growth In 2004

PONTE  VEDRA,  FL - (PR  NEWSWIRE)  -  March  22,  2004 -  Global  Axcess  Corp.
(OTCBB:GLXS), a company engaged in network-based electronic commerce and transaction processing, today detailed its record financial performance for fiscal year 2003, ended December 31, 2003, and comments on its 2004 business outlook.

Financial Performance Highlights For Fiscal Year 2003, ended December 31, 2003:

     o    Net income increased 196% to $309,866 from $104,560 reported for 2002;

     o Gross profit margins increased by 19% to 37.5% compared to 31.4% in the prior year;

     o The Company reversed operating losses of $419,424 reported in 2002 to a notable gain of $158,125 in operating profits in 2003;

     o    Operating expenses dropped to $3,665,794 from $3,810,110;

     o    Revenues  were   $10,201,765,   a  modest  decline  from  revenues  of
          $10,815,396, due primarily to the reduction of unprofitable ATM sites during the second quarter of 2003.

     o The Company's cash position improved significantly to $1,832,079 at 2003 year end, compared to $116,568 for year end 2002;

     o    Total   liabilities   were  reduced  nearly  35%  to  $1,751,822  from
          $2,717,814 in the previous year;

     o    Shareholders' equity climbed 187% to $5,122,430 from $1,787,639;

     o Working capital increased over 200% to a positive $1,423,090 in 2003, from negative working capital of $1,412,635 in 2002; and o The current asset to debt ratio substantially improved, rising from .34 in 2002 to
          2.12 in 2003.

Commenting on the results, David Surette, Chief Financial Officer, stated, "We are delighted that our focused cost-cutting efforts, combined with initiatives launched early in 2003 to facilitate enhanced operational efficiencies, have resulted in Global Axcess enjoying the best year in its history. Moreover, with our recent acquisition activity, strong growth of our Branded Cash Program and hard won institutional funding support, we believe the Company is well positioned to shatter all previous financial records while aggressively tackling even more ambitious growth objectives."

2004 Financial and Operational Goals for Global Axcess Corp:

     o The Company believes it will be able to follow its recently completed acquisition of Progressive ATM with additional strategic acquisitions;

     o The Company hopes to increase the number of branded ATM sites associated with the Company's Branded Cash Program from its current 376 sites;

     o    The  Company   will  attempt  to  increase  the  number  of  financial
          institutions contracted under the Branded Cash Program from the current 41 credit unions and community banks;

     o The Company believes it will be able to increase the ATM sites in Food Lion/Kash n'Karry locations;

     o The Company hopes that its gross margins on revenue will increase by approximately 7%;

     o Global Axcess intends to launch its stored value card business (E-Payroll) in the first half of 2004; and

     o Based solely on the Company's existing business platform - and excluding financial contribution from any additional acquisitions Global Axcess may complete in 2004, management believes that both revenues and net income will increase.

Michael Dodak, Chief Executive Officer of Global Axcess, added, "There is no question that Global Axcess is poised for exciting growth in 2004. We are thinking big while remaining focused on smart and timely execution of our business plan. I'd like to pay special tribute to the very talented people who comprise the teams at Global Axcess and each of our subsidiaries. Their individual and collective efforts have helped us to overcome a great many challenges and to capitalize on the numerous opportunities that have transitioned the Company into a high-growth enterprise."

Global Axcess will also host a teleconference this morning beginning at 8:30 AM EST, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-218-0713 or via the Internet at www.globalaxcess.biz. For those unable to participate at that time, a replay of the webcast will be available for 90 days on www.globalaxcess.biz.

About Global Axcess Corp.
Headquartered in Ponte Vedra Beach, Florida, Global Axcess Corp. was founded in 2001 with a mission to emerge as one of the nation's leading network-based electronic commerce and transaction processing companies. Through its wholly owned subsidiary, Nationwide Money Services, Inc. (NMS), the Company provides turnkey ATM management solutions that include cash, project and account management services. The Company currently owns and operates over 2,500 ATM's in its national network spanning 39 states and provides proprietary ATM branding and processing for 40 financial institutions with over 376 branded sites nationwide. EFT Integration, Inc. (EFTI), a wholly owned subsidiary of Global Axcess, provides traditional, certified transaction processing and terminal driving to its valued customers and is developing alternative processing solutions for expanding ATM functionality through web-based products and services. Through its wholly owned subsidiary Electronic Payment & Transfer Corp., future product offerings will be targeted towards traditional ATM users and will provide financial services to the un-banked customer, such as check cashing, international money transfer and pre-paid products/services. For more information on the Company, please visit www.globalaxcess.biz.

                           FINANCIAL CHARTS TO FOLLOW

          Global Axcess Corp. and Subsidiaries Consolidated Statements
                              of Operations-Audited


                                     ASSETS

                                                                       2003                    2002
Current assets
     Cash                                                         $   1,832,079              $116,568
     Automated teller machine vault cash                                298,705               263,703
     Accounts receivable, net                                           450,676               264,094
     Prepaid expense and other current assets                           117,092                87,841
                                                                ----------------       ---------------
        Total current assets                                          2,698,552               732,206

Fixed assets, net                                                     1,840,792             1,683,712

Other assets
     Intangible assets, net                                           2,312,926             2,047,350
     Other assets                                                        21,981                42,185
                                                                ----------------       ---------------

Total assets                                                      $   6,874,251         $   4,505,453
                                                                ================       ===============

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued liabilities                     $     783,326           $ 1,108,590
     Automated teller machine vault cash payable                        298,705               263,703
     Due to related parties                                                  --               262,447
     Notes payable-related parties  - curent portion                     48,320               317,447
     Notes payable - current portion                                     40,000                46,234
     Capital lease obligations - current portion                        105,111               146,420
                                                                ----------------       ---------------
        Total current liabilities                                     1,275,462             2,144,841

Long-term liabilities
     Notes payable-related parties - long-term portion                  274,771               379,644
     Notes payable - long term portion                                       --                42,391
     Capital lease obligations - long-term portion                      201,558               150,938
                                                                ----------------       ---------------

Total liabilities                                                     1,751,822             2,717,814


Commitments and contingencies                                                --                    --

Stockholders' equity
     Preferred stock; $0.001 par value; 25,000,000 shares

        authorized, no shares issued and outstanding                         --                    --
     Common stock; $0.001 par value; 125,000,000 shares
        authorized, 46,282,648 shares issued and
        shares outstanding                                               46,283                23,527
     Additional paid-in capital                                      11,257,161             8,305,223
     Common stock payable                                                32,500               (17,500)
     Accumulated deficit                                             (6,213,514)           (6,213,514)
                                                                ----------------       ---------------
        Total stockholders' equity                                    5,122,430             1,787,639
                                                                ----------------       ---------------

Total liabilities and stockholders' equity                        $   6,874,251             4,505,453
                                                                ================       ===============


                                                                                          Page 3 of 4

    Global Axcess Corp. and Subsidiaries Condensed Consolidated Balance Sheet
                 For the Fiscal Year Ended December 31 - Audited

                                                   For the year ended                For the year ended
                                                   December 31, 2003                 December 31, 2002

Revenues                                           $     10,201,765              $      10,815,396

Cost of revenues                                          6,377,846                      7,424,710
                                                   ---------------------------------------------------

     Gross profit                                         3,823,919                      3,390,686
                                                   ---------------------------------------------------
Operating expenses
     Depreciation and Amortization                          790,795                      1,064,703
     Selling, general and administrative                  2,874,999                      2,745,407
                                                   ---------------------------------------------------
        Total operating expenses
                                                          3,665,794                      3,810,110
                                                   ---------------------------------------------------

     Income/(Loss) from Operations                          158,125                       (419,424)
                                                  ---------------------------------------------------
Other income (expense)
     Settlement income                                           --                        377,805
     Foregiveness of Debt                                   261,023                             --
     Other (expense)/income                                  (1,200)                       282,500
     Loss on sale of fixed asset                                  -                        (32,956)
     Interest expense                                      (108,082)                      (103,365)
                                                   ---------------------------------------------------
        Total other income
                                                            151,740                        523,984
                                                   ---------------------------------------------------

Income before provision for income taxes                    309,866                        104,560

Provision for income taxes                                       --                             --
                                                   ---------------------------------------------------

Net income                                         $        309,866              $         104,560
                                                   ===================================================

Basic income per common share                      $           0.01              $            0.00
                                                   =========================     =====================

Diluted income per common share                    $           0.00              $            0.00
                                                   =========================     =====================
Basic weighted average

     common shares outstanding                           35,163,217                     23,080,116
                                                   =========================     =====================
Diluted weighted average

     common shares outstanding                           72,572,835                     29,134,969
                                                   =========================     =====================

Certain statements contained in this press release, including statements regarding events and financial trends that may affect our future operating results, financial position and cash flows, may constitute "forward-looking statements" within the meaning of the federal securities laws. These certain statements are based on our assumptions and estimates and are subject to risks and uncertainties. You can identify these forward-looking statements by the words like "strategy", "expects", "plans", "believes", "will", "estimates", "intends", "projects", "goals", "targets", and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. For further information on factors that could impact Global Axcess Corp. and statements contained in this press release, reference should be made to Global Axcess Corp's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, current reports on Form 8-KSB and annual reports on Form 10-KSB (you can access such filings at www.sec.gov.)

                  At Elite Financial Communications Group, LLC
                         Investor/Broker/Media Relations
      Stephanie Noiseux, Vice President of Client Relations, steph@efcg.net
        Andrea Strittmatter, Director of Media Outreach, andrea@efcg.net
                                  407-585-1080